Exhibit 10.10.7
AMENDMENT NO. 3
TO
TRINITY INDUSTRIES, INC.
2004 STOCK OPTION AND INCENTIVE PLAN
     WHEREAS, TRINITY INDUSTRIES, INC. (the “Company”) adopted the TRINITY INDUSTRIES, INC. 2004 STOCK OPTION AND INCENTIVE PLAN (the “Plan”); and
     WHEREAS, pursuant to Section 24 of the Plan, the Board reserved the right to amend any provision of the Plan; and
     WHEREAS, the Board has determined that it is appropriate to amend Section 22(b) of the Plan to increase the number of shares that may be granted under the Plan without being subject to the minimum vesting requirements of Section 22(a) of the Plan;
     NOW, THEREFORE, the Plan is amended as follows, effective on the date of adoption of this Amendment No. 3 by the Board:
I.
     Section 22(b) of the Plan is amended in its entirety to read as follows:
     “(b) The provisions of Section 22(a) notwithstanding, up to twelve percent (12%) of the Shares authorized under the Plan may be granted as Awards of the type referred to in Section 22(a) without meeting the minimum vesting requirements set out in Section 22(a).”
II.
     In all other respects, the terms of the Plan are ratified and confirmed.
Executed this 8th day of December, 2009.

TRINITY INDUSTRIES, INC.
By:	/s/ S. Theis Rice
	Name:	S. Theis Rice
	Title:	Vice President & Chief Legal Officer

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